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EXHIBIT 99

CERTIFICATION OF 10-K REPORT
OF
SCOTT'S LIQUID GOLD-INC.

FOR THE YEAR ENDED DECEMBER 31, 2002

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K Report of Scott's Liquid Gold for the year ended December 31, 2002.

2. We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold.

This Certification is executed as of April 11, 2003.

/s/ Mark E. Goldstein Mark E. Goldstein President, Chief Executive Officer and Chairman of the Board
/s/ Jeffry B. Johnson Jeffry B. Johnson Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Scott's Liquid Gold-Inc. and will be retained by Scott's Liquid Gold-Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 99